Exhibit 99.1

For Immediate Release
October 18, 2016

For More Information
Trisha Voltz Carlson
SVP, Investor Relations Manager
504.299.5208
trisha.carlson@hancockwhitney.com

Hancock reports third quarter 2016 EPS of $.59
Quarterly Results Stable; On Track to Beat Core Pre-Tax, Pre-Provision Goal

GULFPORT, Miss.  (October 18, 2016) — Hancock Holding Company (Nasdaq: HBHC) today announced its financial results for the third quarter of 2016. Net income for the third quarter of 2016 was $46.7 million, or $.59 per diluted common share (EPS), compared to $46.9 million, or $.59 EPS in the second quarter of 2016 and $41.2 million, or $.52 EPS, in the third quarter of 2015.

Highlights of the company's third quarter 2016 results (compared to second quarter 2016):

•	Stable earnings
o	Revenue relatively stable
o	Noninterest expenses down $1.9 million
o	Loan loss provision of $19.0 million, compared to $17.2 million; includes impact of recent SNC exam; no significant impact from August 2016 flooding in south Louisiana
•	Core pre-tax, pre-provision (core PTPP) income of $86.0 million, up $0.8 million or 1% (up $15.6 million, or 22%, year-over-year)
•	Total loans up $35 million, or1% linked-quarter annualized (LQA); includes a decrease of approximately $81 million in energy loan outstandings
•	Energy loans comprise 8.7% of total loans, down from 9.2%
•	Allowance for the energy portfolio totals $118.3 million, or 8.5% of energy loans
•	Net interest margin (NIM) of 3.20% down 5 basis points (bps); core NIM down 3 bps to 3.12%
•	Tangible common equity (TCE) ratio up 12 bps to 7.93%
•	Efficiency ratio improved to 61.8%

"Earnings for the quarter were stable and in line with expectations, even with slight variances in a few line items," said President and CEO John M. Hairston. "Our balance sheet and revenue for the quarter were relatively flat, but once again we found efficiencies across the organization that drove a lower level of expenses for the quarter.  These cost savings, along with a lower level of taxes, helped offset a slightly higher provision for loan losses, mainly related to the ongoing energy cycle and the impact of the most recent shared national credit (SNC) exam. While stable results are good, our primary target for growth (core pre-tax, pre-provision income) increased again this quarter, and we are now more than 75% of the way to meeting our core PTPP income goal for 2016."

Loans
Total loans at September 30, 2016 were $16.1 billion, up approximately $35 million from June 30, 2016. Loans to energy-related companies declined approximately $81 million linked-quarter. Excluding the

Hancock reports third quarter 2016 financial results
October 18, 2016
energy portfolio, loans would have increased 3% linked-quarter annualized. The company reported net loan growth during the quarter in areas such as healthcare lending, equipment finance and mortgage lending. These business lines represent targeted growth areas identified as part of the company's revenue-generating initiatives.

Average loans totaled $16.0 billion for the third quarter of 2016, down $36 million, or less than 1%, linked-quarter.

Energy
At September 30, 2016, loans to the energy industry totaled $1.4 billion, or 8.7% of total loans. As noted earlier, the energy portfolio decreased approximately $81 million linked-quarter and is comprised of credits to both the E&P and support and services sectors.  Payoffs and paydowns of approximately $141 million, plus charge-offs of approximately $5 million, were partially offset by approximately $65 million of draws on existing lines.

As previously noted, even with improving oil prices, management expected a lag in the recovery of energy service and support credits. This is reflected in the third quarter of 2016's criticized energy portfolio where the majority of risk rating downgrades were in non-drilling support credits.  Our expectation is that reserve-based lending credits will show signs of improvement first, followed by land-based services, and finally non-drilling services in the Gulf of Mexico.

The impact and severity of future risk rating migration, as well as any associated provisions or net charge-offs, will depend on overall oil prices and the duration of the cycle. While we expect additional charge-offs in the portfolio, we continue to believe the impact on the company of the energy cycle will be manageable and our capital will remain solid. Management currently estimates that charge-offs from energy-related credits could approximate $65-$95 million over the duration of the cycle, of which approximately $30 million has been taken to-date.

Deposits
Total deposits at September 30, 2016 were $18.9 billion, up $69 million, or less than 1%, from June 30, 2016. Average deposits for the third quarter of 2016 were $18.7 billion, virtually unchanged linked-quarter.

Noninterest-bearing demand deposits (DDAs) totaled $7.5 billion at September 30, 2016, up $392 million from June 30, 2016. DDAs comprised 40% of total period-end deposits at September 30, 2016.

Interest-bearing transaction and savings deposits totaled $6.6 billion at the end of the third quarter of 2016, down $134 million, or 2%, from June 30, 2016. Time deposits of $2.3 billion decreased $229 million, or 9%, while interest-bearing public fund deposits increased $40 million, or 2%, to $2.4 billion at September 30, 2016.

Asset Quality
Nonperforming assets (NPAs) totaled $331 million at September 30, 2016, up $6 million from June 30, 2016. During the third quarter of 2016, total nonperforming loans increased approximately $9 million while foreclosed and surplus real estate (ORE) and other foreclosed assets decreased approximately $4 million. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 2.06% at September 30, 2016, up 4 bps from June 30, 2016.

Hancock reports third quarter 2016 financial results
October 18, 2016

The total allowance for loan losses (ALLL) was $236.1 million at September 30, 2016, up $10.0 million from June 30, 2016. The ratio of the allowance for loan losses to period-end loans was 1.47% at September 30, 2016, up from 1.41% at June 30, 2016. The allowance for credits in the energy portfolio totaled $118.3 million, or 8.45% of energy loans, at September 30, 2016, up from 111.1 million, or 7.50% of energy loans, at June 30, 2016. There was no significant impact on the ALLL from the August 2016 flooding in south Louisiana.

Net charge-offs from the non-purchased credit impaired (PCI) loan portfolio were $9.5 million, or 0.24% of average total loans on an annualized basis in the third quarter of 2016, up from $7.8 million, or 0.20%  of average total loans in the second quarter of 2016. Included in the third quarter's total are $4.4 million in charge-offs related to energy credits.

During the third quarter of 2016, Hancock recorded a total provision for loan losses of $19.0 million, up from $17.2 million in the second quarter of 2016.  The year-to-date loan loss provision totaled $96 million. Based on information currently available, management expects the provision for loan losses could approximate $12 - $17 million for the fourth quarter of 2016.

Net Interest Income and Net Interest Margin
Net interest income (TE) for the third quarter of 2016 was $170.3 million, down $0.9 million from the second quarter of 2016. During the third quarter, the impact on net interest income from purchase accounting adjustments (PAAs) declined $0.6 million to $4.6 million. Excluding the impact from purchase accounting items, core net interest income decreased $0.2 million linked-quarter. Average earning assets were $21.2 billion for the third quarter of 2016, up $50 million, or less than 1%, from the second quarter of 2016.

The reported net interest margin (TE) was 3.20% for the third quarter of 2016, down 5 bps from the second quarter of 2016. The core net interest margin (reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets) decreased 3 bps to 3.12% during the third quarter of 2016. The main drivers of the decline was a decrease in the securities portfolio yield of 4 bps related to an increase in premium bond amortization plus interest reversals on some nonaccrual credits.

Noninterest Income
Noninterest income totaled $63.0 million for the third quarter of 2016, down $0.7 million, or 1%, from the second quarter of 2016. Included in the total is amortization of $1.5 million related to the FDIC indemnification asset, which is unchanged from the second quarter of 2016. Excluding the impact of this item, noninterest income totaled $64.5 million, down $0.7 million, or 1%, linked-quarter.

Service charges on deposits totaled $18.7 million for the third quarter of 2016, up $0.3 million, or 2%, from the second quarter of 2016. Bank card and ATM fees totaled $11.8 million, down $0.1 million, or 1%, from the second quarter of 2016.

Trust fees totaled $11.5 million, down $0.6 million, or 5% linked-quarter. Second quarter of 2016 results reflected seasonality related to annual tax fee income. Investment and annuity income and insurance fees totaled $5.4 million, down $0.9 million, or 14% linked-quarter.

Fees from secondary mortgage operations totaled $4.9 million for the third quarter of 2016, up $0.7 million, or 18% linked quarter.

Hancock reports third quarter 2016 financial results
October 18, 2016

Other noninterest income (excluding the amortization of the FDIC indemnification asset noted above) totaled $12.2 million, down $0.1 million, or 1%, from the second quarter of 2016.

Noninterest Expense & Taxes
 Noninterest expense for the third quarter of 2016 totaled $149.1 million, down $1.9 million, or 1%, from the second quarter of 2016.

Total personnel expense was $83.2 million in the third quarter of 2016, down $1.1 million, or 1%, from the second quarter of 2016.

Occupancy and equipment expense totaled $13.4 million in the third quarter of 2016, down $0.1 million, or less than 1%, from the second quarter of 2016.

Amortization of intangibles totaled $4.9 million for the third quarter of 2016, down $0.1 million, or 2%, linked-quarter.

Other operating expense (including ORE) totaled $47.6 million in the third quarter of 2016, down $0.6 million, or 1%, from the second quarter of 2016. Net gains on ORE dispositions exceeded ORE expense in the third quarter of 2016 by $5.2 million, compared to $0.4 million of net expense in the second quarter of 2016. Also included in other expense for the third quarter was $2.5 million related to property damage from the August 2016 flooding in south Louisiana and $4.0 million of expense related to an early contract termination. Management does not expect similar level of expense for these items in future quarters.

The effective income tax rate for the third quarter of 2016 was 20%. Management expects the effective income tax rate to approximate 20% for the fourth quarter of 2016. Management expects a return to the company's historical effective tax rate in 2017. The effective income tax rate continues to be less than the statutory rate of 35% due primarily to tax-exempt income and tax credits.

Capital
Common shareholders' equity at September 30, 2016 totaled $2.5 billion. The tangible common equity (TCE) ratio was 7.93%, up 12 bps from June 30, 2016. During the fourth quarter of 2015 the company placed its common stock buyback on hold in light of the current energy cycle. No shares were repurchased in the third quarter of 2016. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation
Management will host a conference call for analysts and investors at 9:00 a.m. Central Time on Wednesday, October 19, 2016 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock's website at www.hancockwhitney.com/investors. A link to the release with additional financial tables, and a link to a slide presentation related to third quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through October 26, 2016 by dialing (855) 859-2056 or (404) 537-3406, passcode 89224238.

About Hancock Holding Company
Hancock Holding Company is a financial services company with regional business headquarters and locations across the Gulf South. The company's banking subsidiary provides comprehensive financial products and services through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney

Hancock reports third quarter 2016 financial results
October 18, 2016

Bank locations in Louisiana and Texas, including traditional, online, and mobile banking; commercial and small business banking; private banking; trust and investment services; certain insurance services; and mortgage services. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures
This news release includes non-GAAP financial measures to describe Hancock's performance. The reconciliations of those measures to GAAP measures are provided within Appendix A to this news release on page 17.

In this news release, consistent with Securities and Exchange Commission Industry Guide 3, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent ("TE") basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using a federal tax rate of 35% to increase tax-exempt interest income to a taxable-equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

Over the past several quarters we have disclosed our focus on strategic initiatives that were designed to replace declining levels of purchase accounting income from acquisitions with improvement in core income, which the company defines as income excluding net purchase accounting income. The company presents core income non-GAAP measures including core net interest income and core net interest margin, core revenue and core pre-tax, pre-provision profit. These measures are provided to assist the reader with better understanding of the company's performance period over period as well as providing investors with assistance in understanding the success management has experienced in executing its strategic initiatives.

We define Core Net Interest Income as net interest income excluding net purchase accounting accretion resulting from the fair market value adjustments related to acquired operations.  We define Core Net Interest Margin as reported core net interest income (TE) expressed as a percentage of average earning assets. A reconciliation of reported net interest income to core net interest income and reported net interest margin to core net interest margin is included in Appendix A.

We define Core Revenue as core net interest income (TE) and noninterest income less the amortization of the FDIC loss share receivable related to loans acquired in an FDIC assisted transaction. A reconciliation of total income to core revenue is included in Appendix A.

We define Core Pre-Tax, Pre-Provision Income as core revenue less noninterest expense, excluding nonoperating items and intangible asset amortization.  Management believes that core pre-tax, pre-provision profit is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle.  A reconciliation of net income to core pre-tax, pre-provision profit is included in Appendix A.
Important Cautionary Statement About Forward-Looking Statements
 This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management's predictions about charge-offs for loans, including energy related credits, the impact of volatility of oil and gas prices on our energy portfolio,

Hancock reports third quarter 2016 financial results
October 18, 2016

and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, possible repurchases of shares under stock buyback programs, and the financial impact of regulatory requirements.  Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "forecast," "goals," "targets," "initiatives," "focus," "potentially," "probably," "projects," "outlook" or similar expressions or future conditional verbs such as "may," "will," "should," "would," and "could." Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.
Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 and in other periodic reports that we file with the SEC.

HANCOCK HOLDING COMPANY
FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended			Nine Months Ended
(amounts in thousands, except per share data)	9/30/2016	6/30/2016	9/30/2015	9/30/2016	9/30/2015
INCOME STATEMENT DATA
Net interest income	$163,513	$164,969	$156,830	$491,318	$466,779
Net interest income (TE) (a)	170,297	171,165	160,134	509,641	476,127
Provision for loan losses	18,972	17,196	10,080	96,204	22,842
Noninterest income	63,008	63,694	60,211	184,888	177,631
Noninterest expense	149,058	150,942	151,193	456,032	463,625
Net income	46,719	46,907	41,166	97,465	116,154
Nonoperating items - pre-tax (for informational purposes only)	-	-	-	4,978	15,908

PERIOD-END BALANCE SHEET DATA
Loans	$16,070,821	$16,035,796	$14,763,050	$16,070,821	$14,763,050
Securities	4,843,112	4,806,370	4,548,922	4,843,112	4,548,922
Earning assets	21,085,398	21,037,622	19,526,150	21,085,398	19,526,150
Total assets	23,108,730	23,063,790	21,602,793	23,108,730	21,602,793
Noninterest-bearing deposits	7,543,041	7,151,416	6,075,558	7,543,041	6,075,558
Total deposits	18,885,477	18,816,869	17,439,948	18,885,477	17,439,948
Common shareholders' equity	2,489,127	2,463,365	2,453,561	2,489,127	2,453,561

AVERAGE BALANCE SHEET DATA
Loans	$16,023,458	$16,059,846	$14,511,474	$15,977,526	$14,175,611
Securities (b)	4,707,224	4,648,807	4,425,546	4,628,330	4,116,270
Earning assets	21,197,406	21,147,029	19,433,337	21,085,445	18,847,409
Total assets	23,202,790	23,138,591	21,475,943	23,091,705	20,932,896
Noninterest-bearing deposits	7,277,568	7,079,426	6,032,680	7,130,762	6,022,034
Total deposits	18,710,236	18,717,755	17,313,433	18,570,427	16,890,005
Common shareholders' equity	2,472,398	2,430,005	2,439,068	2,444,818	2,439,184

COMMON SHARE DATA
Earnings per share - diluted	$0.59	$0.59	$0.52	$1.23	$1.45
Cash dividends per share	$0.24	$0.24	$0.24	$0.72	$0.72
Book value per share (period-end)	$32.09	$31.77	$31.65	$32.09	$31.65
Tangible book value per share (period-end)	22.89	22.50	22.18	22.89	22.18
Weighted average number of shares - diluted	77,677	77,680	78,075	77,653	78,609
Period-end number of shares	77,571	77,538	77,519	77,571	77,519
Market data
High sales price	$32.94	$27.84	$32.47	$32.94	$32.98
Low sales price	24.49	21.93	25.20	20.01	24.96
Period-end closing price	32.43	26.11	27.05	32.43	27.05
Trading volume	42,809	41,668	44,705	140,796	136,733

PERFORMANCE RATIOS
Return on average assets	0.80%	0.82%	0.76%	0.56%	0.74%
Return on average common equity	7.52%	7.76%	6.70%	5.33%	6.37%
Return on average tangible common equity	10.58%	11.04%	9.60%	7.55%	9.16%
Tangible common equity ratio (c)	7.93%	7.81%	8.24%	7.93%	8.24%
Net interest margin (TE) (a)	3.20%	3.25%	3.28%	3.23%	3.37%
Average loan/deposit ratio	85.64%	85.80%	83.82%	86.04%	83.93%
Efficiency ratio (d)	61.80%	62.14%	65.88%	62.78%	65.64%
Allowance for loan losses as a percent of period-end loans	1.47%	1.41%	0.95%	1.47%	0.95%
Annualized net non-purchased credit impaired charge-offs to average loans	0.24%	0.20%	0.09%	0.32%	0.08%
Allowance for loan losses to non-performing loans + accruing loans90 days past due	74.75%	73.01%	78.15%	74.75%	78.15%
Noninterest income as a percent of total revenue (TE) (a)	27.01%	27.12%	27.32%	26.62%	27.13%

FTE headcount	3,747	3,723	3,863	3,747	3,863

(a) Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating expense.

HANCOCK HOLDING COMPANY
QUARTERLY HIGHLIGHTS (Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
INCOME STATEMENT DATA
Net interest income	$163,513	$164,969	$162,836	$158,395	$156,830
Net interest income (TE) (a)	170,297	171,165	168,179	162,635	160,134
Provision for loan losses	18,972	17,196	60,036	50,196	10,080
Noninterest income	63,008	63,694	58,186	59,653	60,211
Noninterest expense	149,058	150,942	156,032	156,030	151,193
Net income	46,719	46,907	3,839	15,307	41,166
Nonoperating items - pre-tax (for informational purposes only)	-	-	4,978	-	-

PERIOD-END BALANCE SHEET DATA
Loans	$16,070,821	$16,035,796	$15,978,124	$15,703,314	$14,763,050
Securities	4,843,112	4,806,370	4,667,837	4,463,792	4,548,922
Earning assets	21,085,398	21,037,622	20,821,513	20,753,095	19,526,150
Total assets	23,108,730	23,063,790	22,809,370	22,833,605	21,602,793
Noninterest-bearing deposits	7,543,041	7,151,416	7,108,598	7,276,127	6,075,558
Total deposits	18,885,477	18,816,869	18,656,150	18,348,912	17,439,948
Common shareholders' equity	2,489,127	2,463,365	2,421,040	2,413,143	2,453,561

AVERAGE BALANCE SHEET DATA
Loans	$16,023,458	$16,059,846	$15,848,770	$15,198,232	$14,511,474
Securities (b)	4,707,224	4,648,807	4,528,090	4,480,972	4,425,546
Earning assets	21,197,406	21,147,029	20,910,668	20,140,432	19,433,337
Total assets	23,202,790	23,138,591	22,932,515	22,171,216	21,475,943
Noninterest-bearing deposits	7,277,568	7,079,426	7,033,680	6,709,188	6,032,680
Total deposits	18,710,236	18,717,755	18,281,754	17,821,484	17,313,433
Common shareholders' equity	2,472,398	2,430,005	2,431,747	2,453,480	2,439,068

COMMON SHARE DATA
Earnings per share - diluted	$0.59	$0.59	$0.05	$0.19	$0.52
Cash dividends per share	0.24	0.24	0.24	0.24	0.24
Book value per share (period-end)	32.09	31.77	31.24	31.14	31.65
Tangible book value per share (period-end)	22.89	22.50	21.90	21.74	22.18
Weighted average number of shares - diluted	77,677	77,680	77,672	77,544	78,075
Period-end number of shares	77,571	77,538	77,508	77,496	77,519
Market data
High sales price	$32.94	$27.84	$25.84	$30.96	$32.47
Low sales price	24.49	21.93	20.01	23.35	25.20
Period-end closing price	32.43	26.11	22.96	25.17	27.05
Trading volume	42,809	41,668	56,319	48,789	44,705

PERFORMANCE RATIOS
Return on average assets	0.80%	0.82%	0.07%	0.27%	0.76%
Return on average common equity	7.52%	7.76%	0.64%	2.48%	6.70%
Return on average tangible common equity	10.58%	11.04%	0.91%	3.53%	9.60%
Tangible common equity ratio (c)	7.93%	7.81%	7.69%	7.62%	8.24%
Net interest margin (TE) (a)	3.20%	3.25%	3.23%	3.21%	3.28%
Average loan/deposit ratio	85.64%	85.80%	86.69%	85.28%	83.82%
Efficiency ratio (d)	61.80%	62.14%	64.47%	67.63%	65.88%
Allowance for loan losses as a percent of period-end loans	1.47%	1.41%	1.36%	1.15%	0.95%
Annualized net non-purchased credit impaired charge-offs to average loans	0.24%	0.20%	0.54%	0.21%	0.09%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	74.75%	73.01%	74.55%	105.54%	78.15%
Noninterest income as a percent of total revenue (TE) (a)	27.01%	27.12%	25.70%	26.84%	27.32%

FTE headcount	3,747	3,723	3,819	3,921	3,863

(a) Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b) Average securities does not include unrealized holding gains/losses on available for sale securities.
(c) The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d) The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating expense.

HANCOCK HOLDING COMPANY
INCOME STATEMENT (Unaudited)
	Three Months Ended			Nine Months Ended
(dollars in thousands, except per share data)	9/30/2016	6/30/2016	9/30/2015	9/30/2016	9/30/2015
NET INCOME
Interest income	$182,153	$183,506	$171,329	$546,300	$505,336
Interest income (TE)	188,937	189,702	174,633	564,623	514,684
Interest expense	18,640	18,537	14,499	54,982	38,557
Net interest income (TE)	170,297	171,165	160,134	509,641	476,127
Provision for loan losses	18,972	17,196	10,080	96,204	22,842
Noninterest income	63,008	63,694	60,211	184,888	177,631
Noninterest expense	149,058	150,942	151,193	456,032	463,625
Income before income taxes	58,491	60,525	55,768	123,970	157,943
Income tax expense	11,772	13,618	14,602	26,505	41,789
Net income	$46,719	$46,907	$41,166	$97,465	$116,154
NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$18,716	$18,394	$18,619	$55,493	$53,842
Trust fees	11,512	12,089	11,345	34,825	34,340
Bank card and ATM fees	11,808	11,954	11,637	35,110	34,688
Investment & annuity fees	4,289	5,043	6,149	14,265	16,037
Secondary mortgage market operations	4,917	4,176	3,413	12,005	9,695
Insurance commissions and fees	1,088	1,240	2,238	3,635	6,587
Amortization of FDIC loss share receivable	(1,539)	(1,526)	(1,564)	(4,678)	(4,034)
Other income	11,866	11,556	8,370	32,768	26,139
Securities transactions, net	351	768	4	1,465	337
Total noninterest income	$63,008	$63,694	$60,211	$184,888	$177,631
Personnel expense	$83,163	$84,237	$84,155	$252,141	$246,805
Net occupancy expense	10,068	10,394	11,222	30,818	34,149
Equipment expense	3,349	3,080	3,598	10,203	11,610
Other real estate expense, net	(5,214)	350	422	(4,419)	1,379
Other operating expense	52,806	47,876	45,769	147,296	134,948
Amortization of intangibles	4,886	5,005	6,027	15,015	18,493
Total operating expense	149,058	150,942	151,193	451,054	447,384
Nonoperating expense	-	-	-	4,978	16,241
Total noninterest expense	$149,058	$150,942	$151,193	$456,032	$463,625
COMMON SHARE DATA
Earnings per share:
Basic	$0.59	$0.59	$0.52	$1.23	$1.45
Diluted	0.59	0.59	0.52	1.23	1.45

HANCOCK HOLDING COMPANY
INCOME STATEMENT (Unaudited)

	Three months ended
(dollars in thousands)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Interest income	$182,153	$183,506	$180,641	$174,310	$171,329
Interest income (TE)	188,937	189,702	185,984	178,550	174,633
Interest expense	18,640	18,537	17,805	15,915	14,499
Net interest income (TE)	170,297	171,165	168,179	162,635	160,134
Provision for loan losses	18,972	17,196	60,036	50,196	10,080
Noninterest income	63,008	63,694	58,186	59,653	60,211
Noninterest expense	149,058	150,942	156,032	156,030	151,193
Income before income taxes	58,491	60,525	4,954	11,822	55,768
Income tax expense	11,772	13,618	1,115	(3,485)	14,602
Net income	$46,719	$46,907	$3,839	$15,307	$41,166
NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$18,716	$18,394	$18,383	$18,971	$18,619
Trust fees	11,512	12,089	11,224	11,287	11,345
Bank card and ATM fees	11,808	11,954	11,348	11,792	11,637
Investment & annuity fees	4,289	5,043	4,933	4,632	6,149
Secondary mortgage market operations	4,917	4,176	2,912	2,884	3,413
Insurance commissions and fees	1,088	1,240	1,307	1,980	2,238
Amortization of FDIC loss share receivable	(1,539)	(1,526)	(1,613)	(1,713)	(1,564)
Other income	11,866	11,556	9,346	9,822	8,370
Securities transactions, net	351	768	346	(2)	4
Total noninterest income	$63,008	$63,694	$58,186	$59,653	$60,211
Personnel expense	$83,163	$84,237	$84,741	$85,315	$84,155
Net occupancy expense	10,068	10,394	10,356	10,639	11,222
Equipment expense	3,349	3,080	3,774	3,871	3,598
Other real estate expense, net	(5,214)	350	445	1,361	422
Other operating expense	52,806	47,876	46,614	49,153	45,769
Amortization of intangibles	4,886	5,005	5,124	5,691	6,027
Total operating expense	149,058	150,942	151,054	156,030	151,193
Nonoperating expense	-	-	4,978	-	-
Total noninterest expense	$149,058	$150,942	$156,032	$156,030	$151,193

HANCOCK HOLDING COMPANY
PERIOD-END BALANCE SHEET (Unaudited)

	Three Months Ended
(dollars in thousands)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
ASSETS
Commercial non-real estate loans	$7,133,928	$7,132,519	$7,145,406	$6,995,824	$6,345,994
Commercial real estate - owner occupied	1,901,825	1,916,200	1,923,347	1,859,469	1,843,155
Total commercial and industrial loans	9,035,753	9,048,719	9,068,753	8,855,293	8,189,149
Commercial real estate - income producing	1,990,309	2,024,471	1,752,745	1,553,082	1,484,231
Construction and land development loans	946,592	880,588	1,095,414	1,151,950	1,085,585
Residential mortgage loans	2,037,162	2,017,650	2,000,967	2,049,524	2,013,789
Consumer loans	2,061,005	2,064,368	2,060,245	2,093,465	1,990,296
Total loans	16,070,821	16,035,796	15,978,124	15,703,314	14,763,050
Loans held for sale	42,545	42,297	24,001	20,434	19,764
Securities	4,843,112	4,806,370	4,667,837	4,463,792	4,548,922
Short-term investments	128,920	153,159	151,551	565,555	194,414
Earning assets	21,085,398	21,037,622	20,821,513	20,753,095	19,526,150
Allowance for loan losses	(236,061)	(226,086)	(217,794)	(181,179)	(139,576)
Goodwill	621,193	621,193	621,193	621,193	621,193
Other intangible assets, net	92,523	97,409	102,414	107,538	113,229
Other assets	1,545,677	1,533,652	1,482,044	1,532,958	1,481,797
Total assets	$23,108,730	$23,063,790	$22,809,370	$22,833,605	$21,602,793

LIABILITIES
Noninterest-bearing deposits	$7,543,041	$7,151,416	$7,108,598	$7,276,127	$6,075,558
Interest-bearing transaction and savings deposits	6,620,373	6,754,513	7,043,484	6,767,881	7,360,677
Interest-bearing public fund deposits	2,394,148	2,354,234	2,152,903	2,253,645	1,768,133
Time deposits	2,327,915	2,556,706	2,351,165	2,051,259	2,235,580
Total interest-bearing deposits	11,342,436	11,665,453	11,547,552	11,072,785	11,364,390
Total deposits	18,885,477	18,816,869	18,656,150	18,348,912	17,439,948
Short-term borrowings	1,075,956	1,095,107	1,100,787	1,423,644	1,049,182
Long-term debt	463,710	468,028	471,245	490,145	491,820
Other liabilities	194,460	220,421	160,148	157,761	168,282
Total liabilities	20,619,603	20,600,425	20,388,330	20,420,462	19,149,232
COMMON SHAREHOLDERS' EQUITY
Common stock net of treasury and capital surplus	1,726,756	1,722,454	1,719,454	1,715,794	1,717,959
Retained earnings	818,060	790,452	762,652	777,944	781,769
Accumulated other comprehensive income	(55,689)	(49,541)	(61,066)	(80,595)	(46,167)
Total common shareholders' equity	2,489,127	2,463,365	2,421,040	2,413,143	2,453,561
Total liabilities & shareholders' equity	$23,108,730	$23,063,790	$22,809,370	$22,833,605	$21,602,793
CAPITAL RATIOS
Tangible common equity	$1,775,411	$1,744,764	$1,697,434	$1,684,388	$1,719,108
Tier 1 capital (e)	1,888,914	1,854,073	1,818,580	1,844,992	1,848,418
Common equity (period-end) as a percent of total assets (period-end)	10.77%	10.68%	10.61%	10.57%	11.36%
Tangible common equity ratio	7.93%	7.81%	7.69%	7.62%	8.24%
Leverage (Tier 1) ratio (e)	8.36%	8.22%	8.14%	8.55%	8.85%
Tier 1 risk-based capital ratio (e)	10.11%	9.94%	9.69%	9.96%	10.56%
Total risk-based capital ratio (e)	12.18%	11.96%	11.75%	11.86%	12.32%

(e) Estimated for most recent period-end.

HANCOCK HOLDING COMPANY
AVERAGE BALANCE SHEET (Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands)	9/30/2016	6/30/2016	9/30/2015	9/30/2016	9/30/2015
ASSETS
Commercial non-real estate loans	$7,127,643	$7,179,528	$6,261,241	$7,124,501	$6,118,300
Commercial real estate - owner occupied	1,929,212	1,912,983	1,787,424	1,903,507	1,758,660
Total commercial and industrial loans	9,056,855	9,092,511	8,048,665	9,028,008	7,876,960
Commercial real estate - income producing	2,017,323	1,777,667	1,444,173	1,809,384	1,431,432
Construction and land development loans	873,877	1,120,494	1,115,406	1,046,818	1,106,981
Residential mortgage loans	2,019,807	2,015,301	1,977,990	2,031,165	1,937,414
Consumer loans	2,055,596	2,053,873	1,925,240	2,062,151	1,822,824
Total loans	16,023,458	16,059,846	14,511,474	15,977,526	14,175,611
Loans held for sale	38,687	29,053	17,233	27,561	18,567
Securities (f)	4,707,224	4,648,807	4,425,546	4,628,330	4,116,270
Short-term investments	428,037	409,323	479,084	452,028	536,961
Earning assets	21,197,406	21,147,029	19,433,337	21,085,445	18,847,409
Allowance for loan losses	(228,603)	(220,679)	(132,634)	(210,913)	(131,001)
Goodwill and other intangible assets	716,097	721,031	737,361	721,056	743,785
Other assets	1,517,890	1,491,210	1,437,879	1,496,117	1,472,703
Total assets	$23,202,790	$23,138,591	$21,475,943	$23,091,705	$20,932,896

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$7,277,568	$7,079,426	$6,032,680	$7,130,762	$6,022,034
Interest-bearing transaction and savings deposits	6,732,815	6,779,565	7,270,061	6,775,870	6,814,057
Interest-bearing public fund deposits	2,253,588	2,302,096	1,838,952	2,243,078	1,848,340
Time deposits	2,446,265	2,556,668	2,171,740	2,420,717	2,205,574
Total interest-bearing deposits	11,432,668	11,638,329	11,280,753	11,439,665	10,867,971
Total deposits	18,710,236	18,717,755	17,313,433	18,570,427	16,890,005
Short-term borrowings	1,366,236	1,351,227	1,050,801	1,427,199	956,228
Long-term debt	468,100	471,924	499,077	474,435	473,804
Other liabilities	185,820	167,680	173,564	174,826	173,675
Common shareholders' equity	2,472,398	2,430,005	2,439,068	2,444,818	2,439,184
Total liabilities & shareholders' equity	$23,202,790	$23,138,591	$21,475,943	$23,091,705	$20,932,896

(f) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY (Unaudited)

	Three Months Ended
	9/30/2016			6/30/2016			9/30/2015
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (h)	$11,948.1	$114.4	3.81%	$11,990.7	$115.0	3.86%	$10,608.2	$104.4	3.91%
Residential mortgage loans	2,019.8	20.2	4.01%	2,015.3	20.7	4.12%	1,978.0	20.2	4.08%
Consumer loans	2,055.6	26.7	5.18%	2,053.9	26.2	5.12%	1,925.3	24.5	5.04%
Loan fees & late charges	-	(0.8)	0.00%	-	(0.6)	0.00%	-	0.1	0.00%
Total loans (TE) (i)	16,023.5	160.5	3.99%	16,059.9	161.3	4.03%	14,511.5	149.2	4.09%
Loans held for sale	38.7	0.3	3.34%	29.1	0.2	3.43%	17.2	0.2	4.07%
US Treasury and government agency securities	60.1	0.3	1.73%	50.0	0.2	1.68%	166.8	0.6	1.55%
CMOs and mortgage backed securities	3,965.4	20.6	2.08%	4,062.3	22.0	2.16%	4,052.0	22.0	2.17%
Municipals (TE) (h)	677.1	6.7	3.95%	531.4	5.5	4.13%	200.3	2.3	4.52%
Other securities	4.6	0.0	2.51%	5.0	0.0	1.89%	6.4	-	1.59%
Total securities (TE) (g)	4,707.2	27.6	2.34%	4,648.7	27.7	2.38%	4,425.5	24.9	2.25%
Total short-term investments	428.0	0.5	0.47%	409.3	0.5	0.47%	479.1	0.3	0.24%
Average earning assets yield (TE)	$21,197.4	188.9	3.55%	$21,147.0	189.7	3.60%	$19,433.3	174.6	3.57%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$6,732.8	4.5	0.27%	$6,779.6	4.7	0.28%	$7,270.1	3.7	0.20%
Time deposits	2,446.3	5.6	0.91%	2,556.7	5.7	0.90%	2,171.7	3.8	0.70%
Public funds	2,253.6	2.5	0.44%	2,302.1	2.2	0.39%	1,839.0	1.4	0.31%
Total interest-bearing deposits	11,432.7	12.6	0.44%	11,638.4	12.6	0.44%	11,280.8	8.9	0.31%
Short-term borrowings	1,366.2	1.0	0.30%	1,351.2	0.9	0.27%	1,050.8	0.3	0.10%
Long-term debt	468.1	5.0	4.28%	471.9	5.0	4.26%	499.1	5.3	4.21%
Total borrowings	1,834.3	6.0	1.32%	1,823.1	5.9	1.30%	1,549.9	5.6	1.42%
Total interest-bearing liabilities cost	13,267.0	18.6	0.56%	13,461.5	18.5	0.55%	12,830.7	14.5	0.45%
Net interest-free funding sources	7,930.4			7,685.5			6,602.6
Total cost of funds	21,197.4	18.6	0.35%	21,147.0	18.5	0.35%	19,433.3	14.5	0.30%
Net Interest Spread (TE)		$170.3	2.99%		$171.2	3.05%		$160.1	3.13%
Net Interest Margin (TE)	$21,197.4	$170.3	3.20%	$21,147.0	$171.2	3.25%	$19,433.3	$160.1	3.28%

(g) Average securities does not include unrealized holding gains/losses on available for sale securities.
(h) Tax equivalent (te) amounts are calculated using a marginal federal tax rate of 35%.
(i) Includes nonaccrual loans.

HANCOCK HOLDING COMPANY
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY (Unaudited)

	Nine Months Ended
	9/30/2016			9/30/2015
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (h)	$11,884.2	$341.1	3.83%	$10,415.4	$312.8	4.01%
Residential mortgage loans	2,031.2	62.2	4.09%	1,937.4	60.6	4.17%
Consumer loans	2,062.1	79.2	5.13%	1,822.8	69.5	5.10%
Loan fees & late charges	-	(2.2)	0.00%	-	0.4	0.00%
Total loans (TE) (i)	15,977.5	480.3	4.01%	14,175.6	443.3	4.18%
Loans held for sale	27.6	0.7	3.54%	18.6	0.5	3.54%
US Treasury and government agency securities	53.4	0.7	1.70%	246.9	2.9	1.56%
CMOs and mortgage backed securities	4,053.2	65.4	2.15%	3,664.2	60.2	2.19%
Municipals (TE) (h)	516.5	15.8	4.08%	197.2	6.7	4.56%
Other securities	5.2	0.1	2.06%	8.0	0.2	3.00%
Total securities (TE) (g)	4,628.3	82.0	2.36%	4,116.3	70.0	2.27%
Total short-term investments	452.0	1.6	0.47%	537.0	0.9	0.23%
Average earning assets yield (TE)	$21,085.4	564.6	3.58%	$18,847.5	514.7	3.65%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$6,775.9	13.9	0.27%	$6,814.1	8.4	0.16%
Time deposits	2,420.7	16.3	0.90%	2,205.6	11.3	0.68%
Public funds	2,243.1	6.8	0.40%	1,848.3	4.0	0.29%
Total interest-bearing deposits	11,439.7	37.0	0.43%	10,868.0	23.7	0.29%
Short-term borrowings	1,427.2	2.9	0.28%	956.2	0.6	0.09%
Long-term debt	474.4	15.1	4.25%	473.8	14.2	4.02%
Total borrowings	1,901.6	18.0	1.27%	1,430.0	14.8	1.39%
Total interest-bearing liabilities cost	13,341.3	55.0	0.55%	12,298.0	38.5	0.42%
Net interest-free funding sources	7,744.1			6,549.5
Total cost of funds	21,085.4	55.0	0.35%	18,847.5	38.5	0.28%
Net Interest Spread (TE)		$509.6	3.03%		$476.2	3.23%
Net Interest Margin (TE)	$21,085.4	$509.6	3.23%	$18,847.5	$476.2	3.37%

(g) Average securities does not include unrealized holding gains/losses on available for sale securities.
(h) Tax equivalent (te) amounts are calculated using a marginal federal tax rate of 35%.
(i) Includes nonaccrual loans.

HANCOCK HOLDING COMPANY
ASSET QUALITY INFORMATION (Unaudited)

	Three Months Ended			Nine Months Ended
(dollars in thousands)	9/30/2016	6/30/2016	9/30/2015	9/30/2016	9/30/2015
Nonaccrual loans (j)	$302,810	$265,722	$166,945	$302,810	$166,945
Restructured loans - still accruing	8,059	35,974	5,779	8,059	5,779
Total nonperforming loans	310,869	301,696	172,724	310,869	172,724
ORE and foreclosed assets	19,806	23,374	33,599	19,806	33,599
Total nonperforming assets	$330,675	$325,070	$206,323	$330,675	$206,323
Nonperforming assets as a percent of loans, ORE and foreclosed assets	2.06%	2.02%	1.39%	2.06%	1.39%
Accruing loans 90 days past due	$4,933	$7,982	$5,876	$4,933	$5,876
Accruing loans 90 days past due as a percent of loans	0.03%	0.05%	0.04%	0.03%	0.04%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	2.09%	2.07%	1.43%	2.09%	1.43%
ALLOWANCE FOR LOAN LOSSES
Beginning Balance	$226,086	$217,794	$131,087	$181,179	$128,762
Net provision for loan losses - purchased credit impaired loans	(416)	189	(437)	(723)	(1,386)
Provision for loan losses - non-purchased credit impaired loans	19,388	17,007	10,517	96,927	24,228
Net provision for loan losses	18,972	17,196	10,080	96,204	22,842
(Decrease)increase in FDIC loss share receivable	410	(1,248)	552	(3,027)	(1,984)
Net charge-offs - purchased credit impaired	(124)	(147)	(1,328)	(338)	1,709
Charge-offs - non-purchased credit impaired	12,439	11,361	5,972	48,493	17,561
Recoveries - non-purchased credit impaired	(2,908)	(3,558)	(2,501)	(9,860)	(9,226)
Net charge-offs	9,407	7,656	2,143	38,295	10,044
Ending Balance	$236,061	$226,086	$139,576	$236,061	$139,576
Allowance for loan losses as a percent of period-end loans	1.47%	1.41%	0.95%	1.47%	0.95%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	74.75%	73.01%	78.15%	74.75%	78.15%
NET CHARGE-OFF INFORMATION
Net charge-offs - non-purchased credit impaired:
Commercial & real estate loans	$4,330	$3,685	$666	$25,091	$449
Residential mortgage loans	299	164	30	411	873
Consumer loans	4,902	3,954	2,775	13,131	7,013
Total net charge-offs - non-purchased credit impaired	$9,531	$7,803	$3,471	$38,633	$8,335
Net charge-offs - non-purchased credit impaired to average loans:
Commercial & real estate loans	0.14%	0.12%	0.02%	0.28%	0.01%
Residential mortgage loans	0.06%	0.03%	0.01%	0.03%	0.06%
Consumer loans	0.95%	0.77%	0.57%	0.85%	0.51%
Total net charge-offs - non-purchased credit impaired to average loans	0.24%	0.20%	0.09%	0.32%	0.08%

(j) Included in nonaccrual loans are nonaccruing restructured loans totaling $48.2 million, $34.8 million, and $4.9 million at 9/30/16, 6/30/16 and 9/30/15, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan. Purchased credit impaired loans include loans covered by FDIC loss share agreement totaling $152.3 million, $160.0 million and $177.5 million as of 9/30/16, 6/30/16 and 9/30/15, respectively.

HANCOCK HOLDING COMPANY
ASSET QUALITY INFORMATION (Unaudited)

	Three months ended
(dollars in thousands)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Nonaccrual loans (j)	$302,810	$265,722	$237,303	$159,713	$166,945
Restructured loans - still accruing	8,059	35,974	45,620	4,297	5,779
Total nonperforming loans	310,869	301,696	282,923	164,010	172,724
ORE and foreclosed assets	19,806	23,374	24,032	27,133	33,599
Total nonperforming assets	$330,675	$325,070	$306,955	$191,143	$206,323
Nonperforming assets as a percent of loans, ORE and foreclosed assets	2.06%	2.02%	1.92%	1.22%	1.39%
Accruing loans 90 days past due	$4,933	$7,982	$9,226	$7,653	$5,876
Accruing loans 90 days past due as a percent of loans	0.03%	0.05%	0.06%	0.05%	0.04%
Nonperforming assets + accruing loans 90 days past dueto loans, ORE and foreclosed assets	2.09%	2.07%	1.98%	1.26%	1.43%
Allowance for loan losses	$236,061	$226,086	$217,794	$181,179	$139,576
Allowance for loan losses as a percent of period-end loans	1.47%	1.41%	1.36%	1.15%	0.95%
Allowance for loan losses to nonperforming loans +accruing loans 90 days past due	74.75%	73.01%	74.55%	105.54%	78.15%
Provision for loan losses	$18,972	$17,196	$60,036	$50,196	$10,080
NET CHARGE-OFF INFORMATION
Net charge-offs - non-purchased credit impaired:
Commercial & real estate loans	$4,330	$3,685	$17,076	$2,465	$666
Residential mortgage loans	299	238	(126)	75	30
Consumer loans	4,902	3,880	4,349	5,337	2,775
Total net charge-offs - non-purchased credit impaired	$9,531	$7,803	$21,299	$7,877	$3,471
Net charge-offs - non-purchased credit impaired to average loans:
Commercial & real estate loans	0.14%	0.12%	0.59%	0.09%	0.02%
Residential mortgage loans	0.06%	0.05%	(0.02)%	0.01%	0.01%
Consumer loans	0.95%	0.76%	0.84%	1.04%	0.57%
Total net charge-offs - non-purchased credit impaired to average loans	0.24%	0.20%	0.54%	0.21%	0.09%
AVERAGE LOANS
Commercial & real estate loans	$11,948,056	$11,990,672	$11,713,202	$11,128,872	$10,608,244
Residential mortgage loans	2,019,807	2,015,301	2,058,514	2,028,688	1,977,990
Consumer loans	2,055,596	2,053,873	2,077,054	2,040,672	1,925,240
Total average loans	$16,023,458	$16,059,846	$15,848,770	$15,198,232	$14,511,474

(j) Included in nonaccrual loans are nonaccruing restructured loans totaling $48.2 million, $34.8 million, $18.3 million, $8.8 million, and $4.9 million at 9/30/16, 6/30/16, 3/31/16, 12/31/15, and 9/30/15, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan. Purchased credit impaired loans include loans covered by FDIC loss share agreement totaling $152.3 million, $160.0 million, $168.1 million, $170.1 million and $177.5 million as of 9/30/16, 6/30/16, 3/31/16, 12/31/15 and 9/30/15, respectively.

HANCOCK HOLDING COMPANY
Appendix A To the Earnings Release
Non-GAAP Measures Reconciliations

Core net interest income (TE) and core net interest margin (TE)
	Three months ended					Nine months ended
(dollars in thousands)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Net interest income	$163,513	$164,969	$162,836	$158,395	$156,830	$491,318	$466,779
Tax-equivalent adjustment (k)	6,784	6,196	5,343	4,240	3,304	18,323	9,348
Net interest income (TE)	$170,297	$171,165	$168,179	$162,635	$160,134	$509,641	$476,127
Purchase accounting adjustments
Net loan discount accretion (l)	5,206	5,878	6,358	6,455	7,311	17,443	32,433
Net investment premium amortization (m)	(581)	(636)	(720)	(795)	(930)	(1,936)	(3,003)
Net purchase accounting accretion	4,625	5,242	5,638	5,660	6,381	15,507	29,430
Net interest income (TE) - core	$165,672	$165,923	$162,541	$156,975	$153,753	$494,134	$446,697
Average earning assets	$21,197,406	$21,147,029	$20,910,668	$20,140,132	$19,433,337	$21,085,445	$18,847,409
Net interest margin (TE) - reported	3.20%	3.25%	3.23%	3.21%	3.28%	3.23%	3.37%
Net purchase accounting adjustments	0.08%	0.10%	0.11%	0.11%	0.13%	0.10%	0.21%
Net interest margin (TE) - core	3.12%	3.15%	3.12%	3.10%	3.15%	3.13%	3.16%

Core revenue (TE) and core pre-tax, pre-provison income (TE)
	Three months ended					Nine months ended
(dollars in thousands)	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015	9/30/2016	9/30/2015
Net interest income	$163,513	$164,969	$162,836	$158,395	$156,830	$491,318	$466,779
Noninterest income	63,008	63,694	58,186	59,653	60,211	184,888	177,631
Total revenue	$226,521	$228,663	$221,022	$218,048	$217,041	$676,206	$644,410
Tax-equivalent adjustment (k)	6,784	6,196	5,343	4,240	3,304	18,323	9,348
Purchase accounting adjustments - revenue (n)	(3,088)	(3,716)	(4,026)	(3,948)	(4,815)	(10,830)	(25,395)
Core revenue (TE)	$230,217	$231,143	$222,339	$218,340	$215,530	$683,699	$628,363
Noninterest expense	(149,058)	(150,942)	(156,032)	(156,030)	(151,193)	(456,032)	(463,625)
Intangible amortization	4,886	5,005	5,124	5,691	6,027	15,015	18,493
Nonoperating items	-	-	4,978	-	-	4,978	15,908
Core pre-tax, pre-provision income (TE)	$86,045	$85,206	$76,409	$68,001	$70,364	$247,660	$199,139

(k) Tax equivalent (TE) amounts are calculated using a marginal federal tax rate of 35%.
(l) Includes net loan discount accretion arising from the 2011 Whitney Holding Corporation and 2009 Peoples First Community bank acquisitions.
(m) Includes net investment premium amortization arising from the 2011 acquisition of Whitney Holding Corporation.
(n) Includes net loan discount accretion and net investment premium amorization as defined in (l) and (m) and amortization of the FDIC loss share receivable related to an FDIC assisted transaction.